CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N‐2 (No. 333‐ 260203) of our report dated August 29, 2022, relating to the financial statements and financial highlights of RiverNorth/Doubleline Strategic Opportunity Fund, Inc., which appear in this Form N‐CSR.

Cohen & Company, Ltd.

Cleveland, Ohio

September 5, 2024

COHEN & COMPANY, LTD.

800.229.1099 | 866.818.4538 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board